Exhibit 10.3

SECURITY AGREEMENT

(Ex-Im Bank Guaranteed Revolving Line of Credit)

1. THE SECURITY. Each of the undersigned, NATCO Group Inc., National Tank Company and Total Engineering Services Team, Inc. (collectively, the “Pledgor”), hereby assigns and grants to Bank of America, N.A. (the “Bank”) a security interest in the following described property now owned or hereafter acquired, whether owned jointly or individually (“Collateral”):

(a) All Export-Related Accounts. “Export-Related Accounts” means all present and future accounts of Pledgor arising from the sale of Export-Related Inventory and all contract rights, chattel paper, instruments, letter of credit rights, payment intangibles and general intangibles related thereto; including all amounts due to the Pledgor from a factor and all returned or repossessed goods which, on sale or lease, resulted in an account or chattel paper.

(b) All Export-Related Inventory, including all materials, work in process and finished goods. “Export-Related Inventory” means all present and future inventory of the Pledgor that has a minimum of 51% United States content, that has been purchased, manufactured or otherwise acquired by the Pledgor for sale or resale pursuant to a documented export order or contract for the purchase by a buyer of finished goods or services and that is intended for export from the United States.

(c) All general intangibles, including, but not limited to, (i) all patents, and all unpatented or unpatentable inventions; (ii) all trademarks, service marks, and trade names; (iii) all copyrights and literary rights; (iv) all computer software programs; (v) all mask works of semiconductor chip products; (vi) all trade secrets, proprietary information, customer lists, manufacturing, engineering and production plans, drawings, specifications, processes and systems. The Collateral shall include all goodwill connected with or symbolized by any of such general intangibles; all contract rights, documents, applications, licenses, materials and other matters related to such general intangibles; all tangible property embodying or incorporating any such general intangibles; and all chattel paper and instruments relating to such general intangibles.

(d) All negotiable and nonnegotiable documents of title covering any Collateral.

(e) All accessions, attachments and other additions to the Collateral.

(f) All substitutes or replacements for any Collateral, all cash or non-cash proceeds, product, rents and profits of any Collateral, all income, benefits and property receivable on account of the Collateral, all rights under warranties and insurance contracts, letters of credit, guaranties or other supporting obligations covering the Collateral, and any causes of action relating to the Collateral.

(g) All books and records specifically pertaining to any Collateral, including but not limited to any computer-readable memory and any computer hardware or software necessary to process such memory (“Books and Records”).

2. THE INDEBTEDNESS. The Collateral secures and will secure all Indebtedness of the Pledgor to the Bank. Each party obligated under any Indebtedness is referred to in this Agreement as a “Debtor.” “Indebtedness” means, with respect to that certain $10,000,000 Ex-Im Bank guaranteed revolving line of credit arising under that certain Loan Agreement (Ex-Im Bank Guaranteed Revolving Line of Credit) (the “Loan Agreement”) and related agreements, documents and instruments entered into between Bank and Pledgor as of even date herewith, as now in effect and as amended, renewed or restated in the future, all debts, obligations or liabilities now or hereafter existing, absolute or contingent of the Debtor or any one or more of them to the Bank, whether voluntary or involuntary, whether due or not due, or whether incurred directly or indirectly or acquired by the Bank by assignment or otherwise.

Security Agreement (Ex-Im Line)

3. PLEDGOR’S COVENANTS. The Pledgor represents, covenants and warrants that unless compliance is waived by the Bank in writing:

(a) The Pledgor will properly preserve the Collateral; defend the Collateral against any adverse claims and demands; and keep accurate Books and Records.

(b) The Pledgor’s chief executive office is located, in the state specified on the signature page hereof. In addition, the Pledgor is incorporated in or organized under the laws of the state specified on such signature page. The Pledgor shall give the Bank at least thirty (30) days notice before changing its chief executive office or state of incorporation or organization. The Pledgor will notify the Bank in writing prior to any change in the location of any Collateral.

(c) The Pledgor will notify the Bank in writing prior to any change in the Pledgor’s name, identity or business structure.

(d) Except for Permitted Liens (as defined in the Loan Agreement), the Pledgor has not granted and will not grant any security interest in any of the Collateral except to the Bank, and will keep the Collateral free of all liens, claims, security interests and encumbrances of any kind or nature except the security interest of the Bank.

(e) The Pledgor will promptly notify the Bank in writing of any event which affects the value of the Collateral, the ability of the Pledgor or the Bank to dispose of the Collateral, or the rights and remedies of the Bank in relation thereto, including, but not limited to, the levy of any legal process against any Collateral and the adoption of any marketing order, arrangement or procedure affecting the Collateral, whether governmental or otherwise.

(f) The Pledgor shall pay all costs necessary to preserve, defend, enforce and collect the Collateral, including but not limited to taxes, assessments, insurance premiums, repairs, rent, storage costs and expenses of sales, and any costs to perfect the Bank’s security interest (collectively, the “Collateral Costs”). Without waiving the Pledgor’s default for failure to make any such payment and upon prior written notice to the Pledgor, the Bank at its option may pay any such Collateral Costs, and discharge encumbrances on the Collateral, and such Collateral Costs payments shall be a part of the Indebtedness and bear interest at the rate set out in the Indebtedness. The Pledgor agrees to reimburse the Bank on demand for any Collateral Costs so incurred.

(g) Until the Bank exercises its rights to make collection, the Pledgor will diligently collect all Collateral.

(h) If any Collateral is or becomes the subject of any registration certificate, certificate of deposit or negotiable document of title, including any warehouse receipt or bill of lading, the Pledgor shall immediately deliver such document to the Bank, together with any necessary endorsements.

(i) The Pledgor will not sell, lease, agree to sell or lease, or otherwise dispose of any Export-Related Accounts Receivable and Export-Related Inventory except with the prior written consent of the Bank or as otherwise set forth in the Loan Agreement; provided, however, that the Pledgor may sell Export-Related Inventory in the ordinary course of business.

(j) The Pledgor will maintain and keep in force insurance covering the Collateral against property damage, to the extent that any Collateral is of a type which can be so insured. Such insurance shall be with responsible companies in such amounts, with such deductibles and against such risks as are usually carried by owners of similar businesses and properties in the same general areas in which the Pledgor operates, and the Pledgor shall furnish to the Bank satisfactory evidence thereof promptly upon request. The Pledgor shall provide the Bank with a certificate showing coverage provided under the policies of insurance and such policies shall be endorsed to the effect that they will not be canceled for nonpayment of premium, reduced or affected in any material manner without thirty (30) days prior written notice to the Bank.

Security Agreement (Ex-Im Line)

(k) The Pledgor will, at its expense, diligently prosecute all patent, trademark or service mark or copyright applications pending on or after the date hereof, will maintain in effect all issued patents and will renew all trademark and service mark registrations, including payment of any and all maintenance and renewal fees relating thereto, except for such patents, service marks and trademarks that are being sold, donated or abandoned by the Pledgor pursuant to the terms of its intellectual property management program. The Pledgor also will promptly make application on any patentable but unpatented inventions, registerable but unregistered trademarks and service marks, and copyrightable but uncopyrighted works. The Pledgor will at its expense protect and defend all rights in the Collateral against any material claims and demands of all persons other than the Bank and will, at its expense, enforce all rights in the Collateral against any and all infringers of the Collateral where such infringement would materially impair the value or use of the Collateral to the Pledgor or the Bank. The Pledgor will not license or transfer any of the Collateral, except for such licenses as are customary in the ordinary course of the Pledgor’s business, or except with the Bank’s prior written consent.

4. ADDITIONAL OPTIONAL REQUIREMENTS. The Pledgor agrees that the Bank may at its option at any time, whether or not the Pledgor is in default:

(a) Require the Pledgor to deliver to the Bank (i) copies of or extracts from the Books and Records, and (ii) information on any contracts or other matters affecting the Collateral.

(b) Examine the Collateral, including the Books and Records, and make copies of or extracts from the Books and Records, and for such purposes enter at any reasonable time upon the property where any Collateral or any Books and Records are located.

(c) Require the Pledgor to deliver to the Bank any instruments, chattel paper or letters of credit which are part of the Collateral, and to assign to the Bank the proceeds of any such letters of credit.

(d) Notify any account debtors, any buyers of the Collateral, or any other persons of the Bank’s interest in the Collateral.

5. DEFAULTS. Any one or more of the following shall be a default hereunder:

(a) Any Indebtedness is not paid when due, or any default occurs under any agreement relating to the Indebtedness, after giving effect to any applicable grace or cure periods.

(b) The Pledgor breaches any term, provision, warranty or representation under this Agreement or under any other obligation of the Pledgor to the Bank not specifically referred to in this Section 5 and such default is not cured within thirty (30) days after the Bank gives written notice of such to the Pledgor.

(c) The Bank fails to have an enforceable first lien (except for any prior liens to which the Bank has consented in writing or “Permitted Liens” as defined in the Loan Agreement) on or security interest in the Collateral.

(d) Any custodian, receiver or trustee is appointed to take possession, custody or control of all or a substantial portion of the property of the Pledgor or of any guarantor or other party obligated under any Indebtedness.

(e) The Pledgor or any guarantor or other party obligated under any Indebtedness becomes insolvent, or is generally not paying or admits in writing its inability to pay its debts as they become due, fails in business, makes a general assignment for the benefit of creditors, dies, or commences any case, proceeding or other action under any bankruptcy or other law for the relief of, or relating to, debtors.

Security Agreement (Ex-Im Line)

(f) Any case, proceeding or other action is commenced against the Pledgor or any guarantor or other party obligated under any Indebtedness under any bankruptcy or other law for the relief of, or relating to, debtors.

(g) Any involuntary lien of any kind or character attaches to any Collateral, except for involuntary liens that could not reasonably be expected to have a Material Adverse Effect (as defined in the Loan Agreement).

(h) The Pledgor has given the Bank any false or misleading information or representations, except as could not reasonably be expected to have a Material Adverse Effect (as defined in the Loan Agreement).

6. BANK’S REMEDIES AFTER DEFAULT. In the event of any default, the Bank may do any one or more of the following:

(a) Declare any Indebtedness immediately due and payable, without notice or demand.

(b) Enforce the security interest given hereunder pursuant to the Uniform Commercial Code and any other applicable law.

(c) Require the Pledgor to obtain the Bank’s prior written consent to any sale, lease, agreement to sell or lease, or other disposition of any Export-Related Inventory.

(d) Require the Pledgor to segregate all collections and proceeds of the Collateral so that they are capable of identification and deliver daily such collections and proceeds to the Bank in kind.

(e) Require the Pledgor to direct all account debtors to forward all payments and proceeds of the Collateral to a post office box under the Bank’s exclusive control.

(f) Require the Pledgor to assemble the Collateral, including the Books and Records, and make them available to the Bank at a place designated by the Bank.

(g) Enter upon the property where any Collateral, including any Books and Records, are located and take possession of such Collateral and such Books and Records, and use such property (including any buildings and facilities) and any of the Pledgor’s equipment, if the Bank deems such use necessary or advisable in order to take possession of, hold, preserve, process, assemble, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral.

(h) Demand and collect any payments on and proceeds of the Collateral. In connection therewith the Pledgor irrevocably authorizes the Bank to endorse or sign the Pledgor’s name on all checks, drafts, collections, receipts and other documents, and to take possession of and open the mail addressed to the Pledgor and remove therefrom any payments and proceeds of the Collateral.

(i) Grant extensions and compromise or settle claims with respect to the Collateral for less than face value, all without prior notice to the Pledgor.

(j) Use or transfer any of the Pledgor’s rights and interests in any Intellectual Property now owned or hereafter acquired by the Pledgor, if the Bank deems such use or transfer necessary or advisable in order to take possession of, hold, preserve, process, assemble, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral. The Pledgor agrees that any such use or transfer shall be without any additional consideration to the Pledgor. As used in this paragraph, “Intellectual Property” includes, but is not limited to, all trade secrets, computer software, service marks, trademarks, trade names, trade styles, copyrights, patents, applications for any of the foregoing, customer lists, working drawings, instructional manuals, and rights in processes for technical manufacturing, packaging and labeling, in which the Pledgor has any right or interest, whether by ownership, license, contract or otherwise.

Security Agreement (Ex-Im Line)

(k) Have a receiver appointed by any court of competent jurisdiction to take possession of the Collateral. The Pledgor hereby consents to the appointment of such a receiver and agrees not to oppose any such appointment.

(l) Take such measures as the Bank may deem necessary or advisable to take possession of, hold, preserve, process, assemble, insure, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral, and the Pledgor hereby irrevocably constitutes and appoints the Bank as the Pledgor’s attorney-in-fact to perform all acts and execute all documents in connection therewith.

(m) Without notice or demand to the Pledgor, set off and apply against any and all of the Indebtedness any and all deposits (general or special, time or demand, provisional or final) and any other indebtedness, at any time held or owing by the Bank or any of the Bank’s agents or affiliates to or for the credit of the account of the Pledgor or any guarantor or endorser of the Pledgor’s Indebtedness.

(n) Exercise any other remedies available to the Bank at law or in equity.

7. Consent to Jurisdiction. EACH PARTY IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS IN ANY WAY ARISING OUT OF OR RELATED TO THIS AGREEMENT WILL BE LITIGATED IN THE DISTRICT COURT OF HARRIS COUNTY, TEXAS, OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF TEXAS, HOUSTON DIVISION. EACH PARTY HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY COURT LOCATED WITHIN THE SOUTHERN DISTRICT OF TEXAS, WAIVES PERSONAL SERVICE OF PROCESS UPON SUCH PARTY, AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL DIRECTED TO SUCH PARTY AT THE ADDRESS STATED ON THE SIGNATURE PAGE HEREOF AND SERVICE SO MADE WILL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT. IN ADDITION, EACH PARTY HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY DEFENSE ASSERTING AN INCONVENIENT FORUM IN CONNECTION THEREWITH.

8. Waiver of Jury Trial. THE PLEDGOR AND THE BANK EACH WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (A) UNDER THIS AGREEMENT OR ANY RELATED AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THIS AGREEMENT OR (B) ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE PLEDGOR AGREES THAT IT WILL NOT ASSERT ANY CLAIM AGAINST THE BANK OR ANY OTHER PERSON INDEMNIFIED UNDER THIS AGREEMENT ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES.

9. MISCELLANEOUS.

(a) Any waiver, express or implied, of any provision hereunder and any delay or failure by the Bank to enforce any provision shall not preclude the Bank from enforcing any such provision thereafter.

(b) The Pledgor shall, at the request of the Bank, execute such other agreements, documents, instruments, or financing statements in connection with this Agreement as the Bank may reasonably deem necessary.

(c) All notes, security agreements, subordination agreements and other documents executed by the Pledgor or furnished to the Bank in connection with this Agreement must be in form and substance reasonably satisfactory to the Bank.

Security Agreement (Ex-Im Line)

(d) This Agreement shall be governed by and construed according to the laws of the State of Texas.

(e) All rights and remedies herein provided are cumulative and not exclusive of any rights or remedies otherwise provided by law. Any single or partial exercise of any right or remedy shall not preclude the further exercise thereof or the exercise of any other right or remedy.

(f) All terms not defined herein are used as set forth in the Uniform Commercial Code, as the same may be in effect from time to time in the relevant United States jurisdiction.

(g) In the event of any action by the Bank to enforce this Agreement or to protect the security interest of the Bank in the Collateral, or to take possession of, hold, preserve, process, assemble, insure, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral, the Pledgor agrees to pay immediately the costs and expenses thereof, together with reasonable attorney’s fees to the extent permitted by law.

(h) In the event the Bank seeks to take possession of any or all of the Collateral by judicial process, the Pledgor hereby irrevocably waives any bonds and any surety or security relating thereto that may be required by applicable law as an incident to such possession, and waives any demand for possession prior to the commencement of any such suit or action.

(i) This Agreement shall constitute a continuing agreement, applying to all future as well as existing transactions, whether or not of the character contemplated at the date of this Agreement, and if all transactions between the Bank and the Pledgor shall be closed at any time, shall be equally applicable to any new transactions thereafter.

(j) The Bank’s rights hereunder shall inure to the benefit of its successors and assigns. In the event of any assignment or transfer by the Bank of any of the Indebtedness or the Collateral, the Bank thereafter shall be fully discharged from any responsibility with respect to the Collateral so assigned or transferred, but the Bank shall retain all rights and powers hereby given with respect to any of the Indebtedness or the Collateral not so assigned or transferred.

(k) All representations, warranties and agreements of the Pledgor are joint and several and all shall be binding upon the successors and permitted assigns of the Pledgor. The Pledgor shall not assign any right or obligation under this Agreement without the Bank’s prior written consent. Each Pledgor agrees that any release which may be given by the Bank to the other Pledgor(s) will not release such Pledgor from this Agreement and the Bank can exercise its rights against each Pledgor even if any other Pledgor may no longer be bound by this Agreement for any reason.

10. Notice of Final Agreement. THIS WRITTEN AGREEMENT AND THE LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Signatures on next page.]

Security Agreement (Ex-Im Line)

The parties executed this Agreement as of June 15, 2007, intending to be legally bound.

Bank of America, N.A.		NATCO Group Inc.

By:	/s/ David A. Batson	By:	/s/ Bradley P. Farnsworth
	David A. Batson		Bradley P. Farnsworth
	Senior Vice President		Senior Vice President and Chief Financial Officer

National Tank Company

		By:	/s/ Bradley P. Farnsworth
Bradley P. Farnsworth
Senior Vice President and Chief Financial Officer

Total Engineering Services Team, Inc.

		By:	/s/ Bradley P. Farnsworth
Bradley P. Farnsworth
Vice President

Address where notices to the Bank are to be sent:		Location of NATCO Group Inc. (chief executive office)

Bank of America, N.A. 700 Louisiana, 7th floor Houston, Texas 77002-2700 Facsimile: (713) 247-7748		2950 North Loop West, Suite 700 Houston, TX 77092

Location of National Tank Company (chief executive office)

2950 North Loop West, Suite 700 Houston, TX 77092

Location of Total Engineering Services Team, Inc. (chief executive office)

1036 Destrehan Avenue Harvey, LA 70059

Address where notices to each of the Pledgors are to be sent:

2950 N. Loop West, 7th Floor
Houston, Texas, 77092
Telephone:
Facsimile:

Security Agreement (Ex-Im Line)